Exhibit 99.2

LandBridge Company LLC

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

LandBridge Company LLC (the “Company”) was formed on September 27, 2023 by WaterBridge NDB LLC, and prior to July 1, 2024, did not have historical financial operating results. For purposes of amounts prior to July 1, 2024, our accounting predecessor is DBR Land Holdings LLC, which was formed in September 2021.

The following unaudited pro forma condensed consolidated financial statements reflect the historical consolidated results of DBR Land Holdings LLC, prior to July 1, 2024, on a pro forma basis to give effect to the following transactions (collectively, the “Transactions”), which are described in further detail below, as if they had occurred on September 30, 2024, for purposes of the unaudited pro forma balance sheet, and on January 1, 2023, for purposes of the unaudited pro forma statement of operations:

Pro Forma Balance sheet

•

the acquisition of the Wolf Bone Ranch assets (“Wolf Bone Acquisition”) described under “Summary—Recent Developments—Wolf Bone Acquisition” elsewhere in this prospectus and related private placement described under “Summary—Recent Developments—December Private Placement” elsewhere in this prospectus.

Pro Forma Statement of Operations

•	the contemplated transactions described under “Summary—Recent Developments—Initial Public Offering and Corporate Reorganization” elsewhere in this prospectus;

•	the initial public offering of Class A shares representing limited liability company interests (“Class A shares”) and the use of the net proceeds (the “Offering”);

•

a provision for corporate income taxes at an effective rate of 14.4% for the nine months ended September 30, 2024 and 16.2% for the year ended December 31, 2023, inclusive of all U.S. federal, state and local income taxes; and

•	the acquisition of the East Stateline Ranch assets (“East Stateline Acquisition”).

•

the acquisition of the Wolf Bone Ranch assets (“Wolf Bone Acquisition”) described under “Summary—Recent Developments—Wolf Bone Acquisition” elsewhere in this prospectus and related private placement described under “Summary—Recent Developments—December Private Placement” elsewhere in this prospectus.

The unaudited pro forma consolidated balance sheet of the Company is based on the historical consolidated balance sheet of the Company as of September 30, 2024, and includes pro forma adjustments to give effect to the described Transactions as if they had occurred on September 30, 2024.

The unaudited pro forma consolidated statements of operations of the Company are based on the audited historical consolidated statement of operations of DBR Land Holdings LLC for the year ended December 31, 2023, and the unaudited historical consolidated statement of operations of the Company for the nine months ended September 30, 2024 having been adjusted to give effect to the described Transactions as if they occurred on January 1, 2023.

The unaudited pro forma consolidated financial statements have been prepared on the basis that the Company is taxed as a corporation under the Internal Revenue Code of 1986, as amended.

The pro forma data presented reflect events directly attributable to the described Transactions and certain assumptions the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described Transactions occurred on the dates indicated above or which could be achieved in the future because they necessarily exclude various operating expenses, such as incremental general and administrative expenses associated with being a public company. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.

Accounting for the Acquisition

The acquisition purchase price allocation and related adjustments reflected in this unaudited pro forma consolidated financial information related to the Wolf Bone Acquisition are preliminary and subject to revision based on final allocation of the fair value of the net assets after the date of this prospectus. See Note 1: Basis of Presentation below for more information.

The acquisition is subject to reclassification and transaction accounting adjustments that have not yet been finalized. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purposes of providing unaudited pro forma consolidated financial information in accordance with SEC rules including Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.” Differences between these preliminary estimates and the final reclassification and transaction accounting adjustments may be material.

LandBridge Company LLC

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2024

	LandBridge Company LLC	Historical Wolf Bone Ranch	Transaction Accounting Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$14,417	$340	$12,961	(a)	$27,718
Accounts receivable, net	12,757	738	—		13,495
Related party receivable	2,161	—	—		2,161
Prepaid expenses and other current assets	2,271	—	—		2,271

Total current assets	31,606	1,078	12,961		45,645
Non-current assets:
Property, plant and equipment, net of accumulated depreciation	628,087	88,339	156,837	(b)	873,263
Intangible assets, net	27,484	—	—		27,484
Other assets	2,711	—	—		2,711

Total non-current assets	658,282	88,339	156,837		903,458

Total assets	$689,888	$89,417	$169,798		$949,103

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$182	$—	$—		$182
Related party payable	504	—	—		504
Accrued liabilities	6,199	373	(352)	(c)	6,220
Current portion of long-term debt	35,547	—	—		35,547
Other current liabilities	826	—	—		826

Total current liabilities	43,258	373	(352)		43,279
Non-current Liabilities:
Long-term debt	242,430	—	66,225	(d)	308,655
Other long-term liabilities	183	4,724	(4,724)	(c)	183

Total non-current liabilities	242,613	4,724	61,501		308,838

Total liabilities	285,871	5,097	61,149		352,117
Commitments and contingencies
Member’s equity	—	63,917	(63,917)	(c)	$—
Class A shares, unlimited shares authorized and 23,255,419 shares issued and outstanding as of September 30, 2024.	94,553	—	338,380	(e)	432,933
Class B shares, unlimited shares authorized and 53,227,852 shares issued and outstanding as of September 30, 2024.	—	—	—		—
Retained earnings	2,656	20,403	(20,403)	(c)	2,656

Total shareholders’ equity attributable to LandBridge Company LLC	97,209	84,320	254,060		435,589
Noncontrolling interest	306,808	—	(145,411)	(f)	161,397

Total shareholders’ and member’s equity	404,017	84,320	108,649		596,986

Total liabilities and equity	$689,888	$89,417	$169,798		$949,103

LandBridge Company LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations for

the nine months ended September 30, 2024

	LandBridge Company LLC	Historical East Stateline Ranch	Transaction Accounting Adjustments		Corporate Reorganization and Offering		Pro Forma	Historical Wolf Bone Ranch	Transaction Accounting Adjustments		Combined Pro Forma
Revenues:
Oil and gas royalties	$11,563	$—	$—		$—		$11,563	$—	$—		$11,563
Resource sales	11,908	730	—		—		12,638	—	—		12,638
Resource sales - Related party	329	—	—		—		329	—	—		329
Easements and other surface-related revenues	15,018	3,761	—		—		18,779	1,972	124	(l)	20,875
Easements and other surface-related revenues - Related party	4,224	—	—		—		4,224	—	—		4,224
Surface use royalties	9,129	3,298	—		—		12,427	12,196	—		24,623
Surface use royalties - Related party	11,902	—	—		—		11,902	—	—		11,902
Resource royalties	6,803	623	—		—		7,426	10,250	—		17,676
Resource royalties - Related party	2,579	—	—		—		2,579	—	—		2,579
Other	—	66	—		—		66	—	—		66

Total revenues	73,455	8,478	—		—		81,933	24,418	124		106,475
Resource sales-related expense	1,739	—	—		—		1,739	—	—		1,739
Other operating and maintenance expense	1,837	45	—		—		1,882	1,700	(1,700)	(m)	1,882
General and administrative expense	98,114	64	—		(51,932)	(h)	46,246	429	—		46,675
Depreciation, depletion, amortization and accretion	6,294	17	—		—		6,311	1,886	(1,873)	(m)	6,324

Operating (loss) income	(34,529)	8,352	—		51,932		25,755	20,403	3,697		49,856
Interest expense, net	16,235	—	7,788	(g)	(5,686)	(i)	18,337	—	6,066	(n)	24,403
Other income	(241)	—	—		—		(241)	—	—		(241)

Loss (income) from operations before taxes	(50,523)	8,352	(7,788)		57,618		7,659	20,403	(2,369)		25,694
Income tax expense	(890)	—	—		3,383	(j)	2,493	—	1,316	(o)	3,809

Net loss (income)	(49,633)	8,352	(7,788)		54,235		5,166	20,403	(3,685)		21,884

Net loss (income) attributable to noncontrolling interest	(60,203)	—	—		57,644	(k)	(2,560)	—	12,551	(p)	9,991

Net income attributable to LandBridge Company LLC	$10,570	$8,352	$(7,788)		$(3,408)		$7,726	$20,403	$(16,236)		$11,893

Net income per class A unit
Basic										(q)	$0.48
Diluted										(q)	$0.28
Weighted average class A units outstanding
Basic										(q)	23,255,419
Diluted										(q)	76,483,271

LandBridge Company LLC

Unaudited Pro Forma Condensed Consolidated Statement of Operations for

the Year Ended December 31, 2023

	Historical DBR Land Holdings LLC	Historical East Stateline Ranch	Transaction Accounting Adjustments		Corporate Reorganization and Offering		Pro Forma	Historical Wolf Bone Ranch	Transaction Accounting Adjustments		Combined Pro Forma
Revenues:
Oil and gas royalties	$20,743	$—	$—		$—		$20,743	$—	$—		$20,743
Resource sales	18,045	2,653	—		—		20,698	—	—		20,698
Resource sales - Related party	1,785	—	—		—		1,785	—	—		1,785
Easements and other surface-related revenues	8,395	7,773	—		—		16,168	1,416	1,988	(l)	19,572
Easements and other surface-related revenues - Related party	4,249	—	—		—		4,249	—	—		4,249
Surface use royalties	7,780	6,463	—		—		14,243	14,745	—		28,988
Surface use royalties - Related party	5,436	—	—		—		5,436	—	—		5,436
Resource royalties	6,432	3,116	—		—		9,548	14,798	—		24,346
Other	—	32	—		—		32	—	—		32

Total revenues	72,865	20,037	—		—		92,902	30,959	1,988		125,849
Resource sales-related expense	3,445	—	—		—		3,445	—	—		3,445
Other operating and maintenance expense	2,740	231	—		—		2,971	1,455	(1,455)	(m)	2,971
General and administrative expense	(12,091)	241	—		61,417	(h)	49,567	511	—		50,078
Depreciation, depletion, amortization and accretion	8,762	63	—		—		8,825	2,516	(2,497)	(m)	8,844

Operating income	70,009	19,502	—		(61,417)		28,094	26,477	5,940		60,511
Interest expense, net	7,016	—	28,090	(g)	(8,042)	(i)	27,064	—	5,053	(n)	32,117
Other income	(549)	—	—		—		(549)	(37)	—		(586)

Income from operations before taxes	63,542	19,502	(28,090)		(53,375)		1,579	26,514	887		28,980
Income tax expense	370	—	—		2,443	(j)	2,813		1,975	(o)	4,788

Net income (loss)	63,172	19,502	(28,090)		(55,818)		(1,234)	26,514	(1,088)		24,192

Net income (loss) attributable to noncontrolling interests	—	—	—		(9,798)	(k)	(9,798)		19,069	(p)	9,272

Net income (loss) attributable to LandBridge Company LLC	$63,172	$19,502	$(28,090)		$(46,020)		$8,564	$26,514	$(20,157)		$14,920

Net income per class A unit
Basic										(q)	$0.62
Diluted										(q)	$0.31
Weighted average class A units outstanding
Basic										(q)	23,255,419
Diluted										(q)	76,483,271

LandBridge Company LLC and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1: Basis of Presentation

The pro forma consolidated financial information has been prepared by the Company in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.” The historical financial information is derived from the financial statements of DBR Land Holdings LLC included elsewhere in this prospectus for periods prior to July 1, 2024. For purposes of the unaudited pro forma balance sheet, it is assumed that the Transactions had taken place on September 30, 2024. For purposes of the unaudited pro forma statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023, it is assumed the Transactions had occurred on January 1, 2023.

The unaudited pro forma consolidated financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Topic (“ASC”) Topic 805, Business Combinations, with the Company as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical condensed financial statements of the Company and the historical condensed consolidated financial statements of the East Stateline Acquisition and Wolf Bone Acquisition.

The transaction accounting adjustments represent Company management’s best estimates and are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances.

Our management has not identified any reclassification adjustments given all currently available information related to the East Stateline Acquisition, which would be necessary to conform the presentation of its financial statements or accounting policies to those of the Company.

Our management has identified transaction adjustments related to the Wolf Bone Acquisition to eliminate certain assets and liabilities of the acquiree. These transaction adjustments are primarily to adjust the historical Wolf Bone financial information prepared on a legal entity basis to reflect only those assets and liabilities the Company will acquire. We further performed a preliminary review of Wolf Bone’s accounting policies and identified an adjustment to Easements and other surface-related revenues—see below for more information.

Note 2: Purchase Price

We accounted for the East Stateline Acquisition and will account for the Wolf Bone Acquisition as an asset acquisition as it does not meet the definition of a business under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The assets will be recognized at the fair value of the consideration transferred to the seller, plus direct transaction costs in accordance with ASC 805-50-30-1. The purchase price is allocated to the assets and liabilities acquired based on their relative fair values according to ASC 805-50-30-3.

The determination of fair value used in the transaction adjustments presented herein are preliminary and based on management estimates of the fair value of the assets acquired and have been prepared to illustrate the estimated effect of the Wolf Bone Acquisition. The final determination of the purchase price allocation will depend on a number of factors that cannot be predicted with certainty at this time. Therefore, the actual purchase price allocation may differ from the transaction accounting adjustments presented in these unaudited condensed pro forma statements.

LandBridge Company LLC and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 3: Pro Forma Adjustments

The unaudited pro forma consolidated financial information has been prepared to reflect the application of required U.S. GAAP accounting to the East Stateline Acquisition, Wolf Bone Acquisition, and Offering transactions and has been prepared for informational purposes only.

Transaction Accounting Adjustments to Unaudited Pro Forma Consolidated Financial Information

The Company made the following adjustments and assumptions related to the Wolf Bone Acquisition in the preparation of the unaudited pro forma consolidated balance sheet:

a)

Transaction accounting adjustments for cash represent an increase of $13.0 million to reflect cash paid for the Wolf Bone Acquisition and purchase of 2,498,751 OpCo Units (along with the cancellation of a corresponding number of Class B shares) from LandBridge Holdings net of debt proceeds and proceeds from the private placement to fund the acquisition. The transaction accounting adjustment for cash is summarized in the table below:

Gross proceeds from private placement	350,000
Proceeds from term loan and revolver	67,250
Less:
Acquisition purchase price	(245,000)
Purchase of OpCo Units from LandBridge Holdings, net of expenses	(145,411)
Private placement costs (issuance expenses and placement fees)	(11,620)
Acquisition costs	(893)
Debt issuance costs	(1,025)
Acquisition adjustments (cash not acquired)	(340)

Net cash adjustment	12,961

b)

Represents the fair value of property, plant and equipment acquired in the Wolf Bone Acquisition which we have determined on a preliminary basis to be substantially all attributable to land, a non-depreciating asset. The expected allocation to land, incremental to the acquiree’s historical property, plant and equipment balance we are acquiring, is $156.8 million, inclusive of $0.9 million of transaction expenses.

c)	Reflects the elimination of the acquiree’s contract liability to align revenue recognition policies and historical equity value.

d)	Reflects $67.3 million in total proceeds from term loan and revolver, net of $1.0 million of debt issuance costs.

e)

Represents an adjustment to Class A shares reflecting $350.0 million of proceeds from the issuance of Class A shares through the private placement, net of $11.6 million in placement fees and issuance expenses.

f)	Reflects a distribution of $145.4 million, net of placement fees, to LandBridge Holdings to redeem or repurchase 2,498,751 OpCo Units, with a cancellation of a corresponding number of Class B shares.

LandBridge Company LLC and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The Company made the following adjustments and assumptions related to the East Stateline Acquisition in the preparation of the unaudited pro forma condensed consolidated statements of operations:

g)

For the nine months ended September 30, 2024, reflects increased interest expense of $7.8 million, primarily related to an increase of $6.4 million related to the term loan, $0.9 million related to the revolver, and $0.5 million debt issuance cost amortization related to the increase in commitments on the revolver and term loan. The Company obtained a variable interest rate of three-month SOFR plus spread of 3.850% for an interest rate of 8.364%. The effect of a 1/8 of a percent variance in the interest rate on net income attributable to the Company for the nine months ended September 30, 2024 is $0.3 million. For the year ended December 31, 2023, reflects increased interest expense of $28.1 million, primarily related to an increase of $24.0 million related to the term loan, $3.3 million related to the revolver, and $0.8 million debt issuance cost amortization related to the increase in commitments on the revolver and term loan. The Company obtained a variable interest rate of three-month SOFR plus spread of 3.850% for an interest rate of 8.364%. The effect of a 1/8 of a percent variance in the interest rate on net income attributable to the Company for the year ended December 31, 2023 is $0.5 million.

The Company made the following adjustments and assumptions related to the Corporate Reorganization and Offering in the preparation of the unaudited pro forma condensed consolidated statements of operations:

h)

Reflects the RSU expense based on the assumption that the Company’s RSUs were issued on January 1, 2023. In addition, it reflects an adjustment to share-based compensation expense related to Incentive Units to assume the modification from liability to equity accounting occurred as of January 1, 2023.

i)

Reflects reduction in interest expense of $5.7 million for the nine months ended September 30, 2024 and $8.0 million for the year ended December 31, 2023 associated with the Company’s historical interest expense associated with the Credit Facility reflecting the repayment of the debt with the use of proceeds from the Offering.

j)

Reflects estimated incremental income tax expense of $3.4 million for the nine months ended September 30, 2024 associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter Corporation using a effective tax rate of approximately 14.4% and based on the Company’s ownership of approximately 30.4%. This rate is inclusive of U.S. federal and state income taxes. Reflects estimated incremental income tax expense of $2.4 million for the year ended December 31, 2023 associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter Corporation using a effective tax rate of approximately 16.2% and based on the Company’s ownership of approximately 30.4%.

k)

Reflects an increase in consolidated net income attributable to non-controlling interest for the Company for the nine months ended September 30, 2024, and a reduction in consolidated net income attributable to non-controlling interest for DBR Land Holdings LLC’s historical results of operations for the year ended December 31, 2023. In conjunction with the December Private Placement and associated cancellation of Class B shares, the non-controlling interest was approximately 69.6%. The Company allocates all expense associated with Incentive Units solely to LandBridge Holdings and not the Company. Conversely, all federal tax expenses are allocated solely to the Company and not LandBridge Holdings.

LandBridge Company LLC and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The Company made the following adjustments and assumptions related to the Wolf Bone Acquisition in the preparation of the unaudited pro forma condensed consolidated statements of operations:

l)	Reflects an adjustment to align the revenue recognition accounting policies of the Company and Wolf Bone as it relates to easement and other surface-related revenues.

m)	Reflects the elimination of the acquiree’s expenses and depreciation related to assets we are not acquiring.

n)

For the nine months ended September 30, 2024, reflects increased interest expense of $6.1 million, primarily related to an increase of $5.1 million related to the term loan, increase of $0.9 million related to the revolver and $0.1 million debt issuance cost amortization related to the increase in proceeds from the term loan. The Company obtained a variable interest rate of three-month SOFR plus spread of 3.850% for an interest rate of 8.364%. The effect of a 1/8 of a percent variance in the interest rate on net income attributable to the Company for the nine months ended September 30, 2024 is $0.7 million. For the year ended December 31, 2023, reflects increased interest expense of $5.1 million, primarily related to an increase of $4.7 million related to the term loan, an increase of $0.2 million related to the revolver, and $0.2 million debt issuance cost amortization related to the increase in proceeds from the term loan. The Company obtained a variable interest rate of three-month SOFR plus spread of 3.850% for an interest rate of 8.364%. The effect of a 1/8 of a percent variance in the interest rate on net income attributable to the Company for the year ended December 31, 2023 is $0.4 million.

o)

Reflects estimated incremental income tax expense of $1.3 million for the nine months ended September 30, 2024 associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter Corporation using a effective tax rate of approximately 14.4% and based on the Company’s ownership of approximately 30.4%. This rate is inclusive of U.S. federal and state income taxes. Reflects estimated incremental income tax expense of $2.0 million for the year ended December 31, 2023 associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter Corporation using an effective tax rate of approximately 16.2% and based on the Company’s ownership of approximately 30.4%.

p)

Reflects an increase in consolidated net income attributable to non-controlling interest for the Company for the nine months ended September 30, 2024, and for DBR Land Holdings LLC’s historical results of operations for the year ended December 31, 2023. In conjunction with the December Private Placement and associated cancellation of Class B shares, the non-controlling interest was approximately 69.6%. The Company allocates all expense associated with Incentive Units solely to LandBridge Holdings and not the Company. Conversely, all federal tax expenses are allocated solely to the Company and not LandBridge Holdings.

LandBridge Company LLC and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

q)	Earnings per share on a pro forma basis is computed as follows:

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Numerator
Combined pro forma net income	$21,884	$24,192
Less: Combined pro forma net income attributable to noncontrolling interests	9,991	9,272

Combined pro forma net income attributable to LandBridge Company LLC	11,893	14,920
Less: Undistributed earnings allocated to participating securities	827	463

Basic net income attributable to LandBridge Company LLC	$11,067	$14,457

Plus: Combined pro forma net income attributable to noncontrolling interests	9,991	9,272

Diluted net income attributable to LandBridge Company LLC	$21,058	$23,729

Denominator
Basic pro forma weighted average shares outstanding	23,255,419	23,255,419

Dilutive Class B shares	53,227,852	53,227,852

Diluted pro forma weighted average shares outstanding	76,483,271	76,483,271

Basic pro forma net income per share	$0.48	$0.62
Diluted pro forma net income per share	$0.28	$0.31

Note 4: Management Adjustments

Following the completion of the East Stateline Acquisition, the Company recognized additional resource royalties and surface use royalties associated with new commercial agreements entered into concurrently with the East Stateline Acquisition. Contemporaneous with closing, the Company entered into new commercial royalty arrangements with WaterBridge associated with produced water and brackish supply water assets which WaterBridge acquired from the seller of the East Stateline Ranch. In the opinion of management, the management adjustments related to the new commercial arrangements are necessary to present a fair representation of the pro forma financial information presented and indicative of additional revenues expected after the East Stateline Acquisition. The management adjustments are based on historical actual volumes for these production activities for the pro forma statement of operations periods presented and agreed-upon rates per the commercial agreements. The management adjustments are not reflected in the Pro Forma Statement of Operations. Based on the historical volumes and contract rates the management adjustments of approximately $2.8 million and $9.4 million in additional revenues for the period from January 1, 2024 to May 10, 2024 and for the year ended December 31, 2023, respectively, reflect the additional royalties that would have been recognized if these commercial agreements had been in place as of January 1, 2023.

LandBridge Company LLC and Subsidiaries

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Pursuant to Rule 11-02(a)(7)(ii)(A) of Regulation S-X, this Note includes adjustments that depict additional revenues expected after the East Stateline Acquisition.

The below tables reflect the additional revenues as if the East Stateline Acquisition had occurred on January 1, 2023. The Company believes there exists a reasonable basis for the adjustments. The pro forma financial information reflects all management adjustments that are, in the opinion of management, necessary to present a fair representation of the pro forma financial information presented.

	For the Period from January 1, 2024 to May 10, 2024
	Net income	Basic and diluted income per share	Weighted average shares
	(in thousands except share and per share amounts)
Pro Forma*	$21,884	$0.94	23,255,419
Management adjustments
Resource royalties	2,241
Surface use royalties	573

Total management adjustments	2,814

Tax effect	405

Pro forma net income after management adjustments	24,293

Less: Pro forma net income attributable to noncontrolling interests	(16,907)

Pro forma net income attributable to LandBridge Company LLC	$7,387	$0.32	23,255,419

*	As shown in the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2024

	For the Year Ended December 31, 2023
	Net income	Basic and diluted income per share	Weighted average shares
	(in thousands except share and per share amounts)
Pro Forma*	$24,192	$1.04	23,255,419
Management adjustments
Resource royalties	8,510
Surface use royalties	880

Total management adjustments	9,390

Tax effect	1,521

Pro forma net income after management adjustments	32,061

Less: Pro forma net income attributable to noncontrolling interests	(22,312)

Pro forma net income attributable to LandBridge Company LLC	$9,748	$0.42	23,255,419

*	As shown in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2023